Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Spire Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $1.00 per share	Other	66,423	$91.21	$6,058,441.83	0.00013810	$836.67
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $1.00 per share	415(a)(6)	183,577 (3)		$12,391,148.55			Form S-3ASR	333-272457	06/06/2023	$1,472.73
	Total Offering Amounts					$18,449,590.38		$836.67
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$836.67

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Pursuant to Rule 457(c) under the Securities Act of 1933, the offering price is computed on the basis of the average of the high and low prices of the common stock of Spire Inc., as reported on the New York Stock Exchange on April 27, 2026.

(3)

Represents 183,577 unsold shares of common stock carried forward from the Registration Statement noted above (the “2023 Registration Statement”). Of such shares, 107,877 were originally registered on the 2023 Registration Statement and 75,700 were originally registered on Registration Statement No. 333-239036 (the “2020 Registration Statement”) and subsequently carried forward to the 2023 Registration Statement. The fees previously paid and carried forward by the registrant in connection with the original registration of the unsold shares of common stock were $762.62 in connection with the 107,877 unsold shares originally registered on the 2023 Registration Statement and $710.11 in connection with the 75,700 unsold shares originally registered on the 2020 Registration Statement. Such fees will continue to be applied to such unsold shares.

(4)

Pursuant to Rule 415(a)(6) this registration statement carries forward 183,577 unsold shares of common stock of the 250,000 shares of common stock previously registered on the 2023 Registration Statement. As a result, the offering of unsold securities under the 2023 Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement on Form S-3ASR to which this Exhibit relates.